As filed with the Securities and Exchange Commission on January 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERIX CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-1135197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1521 Poplar Lane

Forest Grove, Oregon 97116

(503) 359-9300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Janie S. Brown

Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Merix Corporation

1521 Poplar Lane

Forest Grove, Oregon 97116

(503) 359-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Simpson Michael S. Gadd Perkins Coie LLP 1120 N.W. Couch, Tenth Floor Portland, Oregon 97209 (503) 727-2000	Jeffrey D. Saper Patrick J. Schultheis Wilson Sonsini Goodrich & Rosati Professional Corporation 5300 Carillon Point Kirkland, Washington 98033 (425) 576-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-111740

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, no par value	650,000 shares	$25.21	$16,386,500	$2,076.17

(1)	Includes 50,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-111740) (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement ($84,904,500), or $16,980,900, may be registered hereby.

(3)	Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the Commission the filing fee of $2,076.17 for the additional securities being registered under this Registration Statement as soon as practicable (but in any event no later than the close of business on January 29, 2004); (2) it will not revoke such instructions; (3) it has sufficient funds in the relevant account to cover the amount of the filing fee; and (4) it undertakes to confirm receipt of such instructions by the bank on January 29, 2004.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, no par value, of Merix Corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (this “Rule 462(b) Registration Statement”). The contents of Merix registration statement on Form S-3, as amended (Reg. No. 333-111740) (the “Initial Registration Statement”), which was declared effective as of 4:00 p.m., Eastern Time on January 28, 2004, are incorporated into this Rule 462(b) Registration Statement by reference. The final prospectus of the Initial Registration Statement will reflect the aggregate amount of securities registered in this Rule 462(b) Registration Statement and the Initial Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Forest Grove, State of Oregon, on the 28th day of January, 2004.

MERIX CORPORATION

By:	/s/ JANIE S. BROWN

Janie S. Brown Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 28th day of January, 2004.

Signature	Title

/s/ MARK R. HOLLINGER* Mark R. Hollinger	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ JANIE S. BROWN Janie S. Brown	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ KIRBY A. DYESS* Kirby A. Dyess	Director

/s/ DONALD D. JOBE* Donald D. Jobe	Director

/s/ GEORGE H. KERCKHOVE* George H. Kerckhove	Director

/s/ DR. WILLIAM W. LATTIN* Dr. William W. Lattin	Director

/s/ WILLIAM C. MCCORMICK* William C. McCormick	Director

/s/ ROBERT C. STRANDBERG* Robert C. Strandberg	Director

*By:	/s/ JANIE S. BROWN

Janie Brown, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement, incorporated by reference to the Company’s Current Report on Form 8-K filed on January 28, 2004.

4.1	Shareholder Rights Agreement, dated as of March 25, 1997, incorporated by reference to the Company’s Current Report on Form 8-K filed on April 10, 1997.

4.2	Form of Amendment No.1 to Shareholder Rights Agreement, dated as of April 1, 2002, between the Company and Mellon Investor Services LLC (formerly Chase Mellon Investor Services LLC), as Rights Agent, incorporated by reference to the Company’s Current Report on Form 8-K filed on April 2, 2002.

4.3	Form of Amendment No. 2 to Shareholder Rights Agreement, dated as of April 1, 2002, between the Company and American Stock Transfer & Trust Company, as Rights Agent, incorporated by reference to the Company’s Current Report on Form 8-K filed on April 2, 2002.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 contained in Merix Corporation’s Registration Statement on Form S-3 (Reg. No. 333-111740).